EXHIBIT 23.4

January 29, 2024

CONSENT OF QUALIFIED PERSON

RE:        Form S-3 Registration Statement (the “Registration Statement”) of Solitario Resources Corp. (the “Company”)

The undersigned Donald E. Hulse, PE (“Expert”), in connection with the Registration Statement and any amendments or supplements and/or exhibits thereto,  states that I was responsible for preparing, and had the overall supervision of all sections, of the reports concerning  mineral  resources  of the  technical  report summary titled S-K 1300  Technical Report Summary  Lik Project; Northwest  Arctic Borough, Alaska, USA with an effective date  of December  31, 2021 as previously signed and certified by me (the "TRS") and the TRS as a whole was reviewed and approved by me.  And, in connection with the Registration Statement I hereby consent to:

(i)

the incorporation by reference and use of the TRS, or portions thereof, that was filed as an exhibit to the Annual Report on Form 10-K of the Company for the year ended December 31, 2021, and incorporated into and referenced in the Annual Report on Form 10-K for the year ended December 31, 2022, and that is referenced in the Registration Statement;

(ii)

any use of, and references to, the name of the Expert’s name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the TRS and the Registration Statement; and

(iii)

the incorporation by reference of any extracts from or summaries of the TRS included or incorporated by reference in the Registration Statements, and the use of any information derived, summarized, quoted or referenced from the TRS, or portions thereof, that was prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me, that is included or incorporated by reference in the Registration Statements.

I confirm that I have read the TRS and the Registration Statement, and that such documents fairly and accurately reflect, in the form and context in which it appears, the information in the TRS as of its date.

/s/ Donald E. Hulse

Donald E. Hulse, PE